EXHIBIT 5



                 JONATHAN RAM DARIYANANI, ATTORNEY AT LAW
                           1329 CLAY STREET, SUITE 3
                        SAN FRANCISCO, CALIFORNIA 94109
                                 (415) 699-7121
                            FACSIMILE (415) 358-5548





                                                               April 19, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

            Re: FUSA CAPITAL CORPORATION
                Registration Statement on Form S-8
                ------------------------------------
Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 dated April 21, 2005 (the "Registration Statement"), filed with the Securities and Exchange Commission by FUSA Capital Corporation, a Nevadas corporation (the "Company"). The Registration Statement relates to 1,500,000 shares (the "Shares") of common stock, par value $.0001 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the Company's 2005 Stock Option Plan (the "Plan").

     We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Articles of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Plan and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.


     Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan will be duly and validly issued, fully paid and non-assessable.

                         Very truly yours,

                           /s/ Jonathan Ram Dariyanani
                         --------------------------------------------------
                         JONATHAN RAM DARIYANANI, ESQ.